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                                                                    Exhibit 5.1


                                   Law Offices
                     Elias, Matz, Tiernan & Herrick L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005
                                (202) 347-0300

                                January 12, 2001



Board of Directors
Peoples Community Bancorp, Inc.
11 South Broadway
Lebanon, Ohio 45036

         Re:      Registration Statement on Form S-4
                  Issuance of Shares of Common Stock

Gentlemen:

         We have acted as special counsel to Peoples Community Bancorp, Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the registration statement on Form S-4 (the "Registration Statement") relating to the issuance of shares of the Company's common stock, $0.01 par value per share (the "Shares"), in connection with the proposed merger (the "Merger") of Market Financial Corporation ("Market") with and into the Company pursuant to the Agreement and Plan of Reorganization between the Company and Market dated September 19, 2000 (the "Agreement"), all as described in the Registration Statement. In rendering the opinion set forth below, we do not express any opinion concerning any laws other than the federal law of the United States and the corporate law of the State of Delaware.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinion set forth below. As to matters of fact, we have examined and relied upon the representations of the Company and Market contained in the Agreement and the Registration Statement, and, where we have deemed appropriate, representations or certificates of officers of the Company or Market or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties, other than the Company, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we have also assumed the due authorization by all requisite


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Board of Directors
Peoples Community Bancorp, Inc.
January 12, 2001
Page 2


action, the due execution and delivery of such documents and the validity and binding effect and enforceability thereof.

         Based on the foregoing, we are of the opinion that, upon effectiveness of the Registration Statement and the approval of the Agreement by the stockholders of both the Company and Market, the issuance of the Shares in accordance with the terms of the Agreement (including compliance with all conditions of the Merger set forth therein unless waived by the parties thereto) will have been duly authorized and, when the Shares are issued in accordance with the terms of the Agreement and the Registration Statement, such Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement, and we consent to the use of our name under the heading "Legal Matters" in the Joint Proxy Statement/Prospectus constituting a part hereof. In giving such consent we do not hereby admit that we are experts or otherwise within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                          ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                                          By: /s/ Kevin M. Houlihan
                                             -----------------------------------
                                             Kevin M. Houlihan, a Partner